UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2020
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

23 South Main Street, Suite 3B, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00	WTM	New York Stock Exchange
per share		Bermuda Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act.☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2020, White Mountains Insurance Group, Ltd. (the “Company”) announced that J. Brian Palmer, Chief Accounting Officer (“CAO”), has informed the Company of his decision to retire from the Company on May 14, 2021. After his retirement as CAO, Mr. Palmer is expected to become an advisor to senior management.

On November 30, 2020, the Company also announced that Michaela Hildreth will become the Chief Accounting Officer of the Company on May 14, 2021. Ms. Hildreth, 52, has served as the General Auditor of White Mountains Capital since 2006. She joined the Company in 2003 and has served in a variety of accounting and auditing-related positions with the Company and its subsidiaries. Prior to joining the Company, Ms. Hildreth spent 13 years with PricewaterhouseCoopers.

There are no arrangements or understandings between Ms. Hildreth and any other persons pursuant to which she was selected as Chief Accounting Officer. There are also no family relationships between Ms. Hildreth and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no material changes to Ms. Hildreth’s compensation at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: December 1, 2020	By:	/s/ J. BRIAN PALMER J. Brian Palmer Managing Director and Chief Accounting Officer

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